Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-02563, 333-25563, 333-60776 and 333-115954), and Form S-3 (Nos. 333-110273 and 333-157759) of Tampa Electric Company and its subsidiaries of our report dated February 25, 2011 relating to the financial statements and the financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Tampa, Florida

February 25, 2011